EXHIBIT 99.1

SharpLink Secures Financing to

Accelerate Current Growth Initiatives

MINNEAPOLIS – (ACCESSWIRE) – February 16, 2023 – SharpLink Gaming Ltd. (Nasdaq: SBET) (“SharpLink” or the “Company”), a pioneer of targeted conversion solutions for the U.S. sports betting and iGaming industries, today announced that on February 15, 2023, it closed on a $4.4 million convertible debenture through a non-brokered private placement with an existing institutional shareholder of the Company. On February 13, 2023, SharpLink also signed a two-year, $7.0 million revolving loan agreement with its current commercial lender, Platinum Bank. The proceeds will be used to support the Company’s key growth initiatives and general corporate purposes.

Commenting on the financings, Rob Phythian, Chief Executive Officer of SharpLink, stated, “We believe the capital raised, coupled with the availability to additional cash through the revolving credit line, will provide SharpLink with the necessary capital to successfully execute our business strategy centered on supporting the ongoing advancement of our C4 sports betting conversion technology and full implementation of our Direct-to-Player growth initiatives.”

For more detailed information about these financial transactions, please see the Form 8-K to be filed with the U.S. Securities and Exchange Commission and accessible at www.sec.gov or at www.sharplink.com.

About SharpLink Gaming Ltd.

Founded in 2019, SharpLink is a leading online technology company that connects sports fans, leagues and sports websites to relevant and timely sports betting and iGaming content. SharpLink uses proprietary, intelligent, online conversion technology to convert sports fans into sports bettors for licensed, online sportsbook operators. In addition, SharpLink specializes in helping sports media companies, leagues, teams and sportsbooks develop strategies, products and innovative solutions to drive deep fan activation and engagement with highly interactive free-to-play games and mobile applications.  Further, SharpLink owns and operates a variety of real-money fantasy sports and sports simulation games and mobile apps on its platform; and is licensed or authorized to operate in every state in the United States where fantasy sports and online sports betting has been legalized. SharpLink’s proprietary fantasy sports platform reaches more than two million fantasy sports fans who spend almost $40 million annually on its portfolio of digital gaming experiences and contests.  For more information, please visit the SharpLink website at www.sharplink.com.

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Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding the expected growth in the online betting and iGaming industries, the Company’s ability to grow its business, the potential benefits of the Company’s products, services and technologies and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company's ability to achieve profitable operations, government regulation of online betting, customer acceptance of new products and services, the effects of the spread of Coronavirus (COVID-19) and future measures taken by authorities in the countries in which the Company operates on the Company’s operations, the demand for the Company’s products and the Company’s customers' economic condition, the impact of competitive products and pricing, the lengthy sales cycle, proprietary rights of the Company and its competitors, general economic conditions and other risk factors detailed in the Company's annual report and other filings with the United States Securities and Exchange Commission. The Company does not undertake any responsibility to update the forward-looking statements in this release.

CONTACT INFORMATION:

SHARPLINK MEDIA & INVESTOR RELATIONS:

SharpLink Gaming Ltd.

Dodi Handy, Director of Communications

Phone: 407-960-4636

Email: ir@sharplink.com

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